EX-28.h.3.e

EXHIBIT A

to the Expense Limitation Agreement between

NATIONWIDE VARIABLE INSURANCE TRUST

and

NATIONWIDE FUND ADVISORS

Effective May 1, 2007

Amended as of January 1, 2020*†

Name of Fund		Expense Limitation for Fund		Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT S&P 500 Index Fund	Class I Class II Class IV Class Y	0.21 0.21 0.21 0.21	% % % %	See (1) Below
NVIT Small Cap Index Fund	Class II Class Y	0.28 0.28	% %	See (1) Below
NVIT Mid Cap Index Fund	Class I Class II Class Y	0.30 0.30 0.30	% % %	See (1) Below
NVIT International Index Fund	Class I Class II Class VIII Class Y	0.34 0.34 0.34 0.34	% % % %	See (1) Below
NVIT Bond Index Fund	Class I Class II Class Y	0.29 0.29 0.29	% % %	See (1) Below
NVIT Emerging Markets Fund	Class I Class II Class D Class Y	1.20 1.20 1.20 1.20	% % % %	See (2) Below
NVIT Jacobs Levy Large Cap Growth Fund (formerly, NVIT Multi-Manager Large Cap Growth Fund)	Class I Class II	0.66 0.66	% %	See (2) Below

Name of Fund		Expense Limitation for Fund		Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT Wells Fargo Discovery Fund (formerly, NVIT Multi-Manager Mid Cap Growth Fund)	Class I Class II	0.78 0.78	% %	See (2) Below
NVIT AllianzGI International Growth Fund (formerly, NVIT Multi-Manager International Growth Fund)	Class I Class II	0.88 0.88	% %	See (2) Below
NVIT Core Plus Bond Fund	Class I Class II Class Y Class P	0.55 0.55 0.55 0.55	% % % %	See (2) Below
Federated NVIT High Income Bond Fund	Class I	0.76%		See (2) Below
NVIT Newton Sustainable U.S. Equity Fund (formerly, Neuberger Berman NVIT Socially Responsible Fund)	Class I Class II Class Y	0.78 0.78 0.78	% % %	See (2) Below
NVIT Blueprint Conservative Fund (formerly, NVIT Cardinal Conservative Fund)	Class I Class II	0.25 0.25	% %	See (2) Below
NVIT Blueprint Moderately Conservative Fund (formerly, NVIT Cardinal Moderately Conservative Fund)	Class I Class II	0.25 0.25	% %	See (2) Below
NVIT Blueprint Balanced Fund (formerly, NVIT Cardinal Balanced Fund)	Class I Class II	0.25 0.25	% %	See (2) Below
NVIT Blueprint Moderate Fund (formerly, NVIT Cardinal Moderate Fund)	Class I Class II	0.25 0.25	% %	See (2) Below
NVIT Blueprint Capital Appreciation Fund (formerly, NVIT Cardinal Capital Appreciation Fund)	Class I Class II	0.25 0.25	% %	See (2) Below
NVIT Blueprint Moderately Aggressive Fund (formerly, NVIT Cardinal Moderately Aggressive Fund)	Class I Class II	0.25 0.25	% %	See (2) Below

Name of Fund		Expense Limitation for Fund		Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT Blueprint Aggressive Fund (formerly, NVIT Cardinal Aggressive Fund)	Class I Class II	0.28 0.28	% %	See (2) Below
NVIT Multi-Manager Mid Cap Value Fund	Class I Class II	0.79 0.79	% %	See (2) Below
NVIT Multi-Manager Large Cap Value Fund	Class I Class II	0.66 0.66	% %	See (2) Below
NVIT Mellon Dynamic U.S. Core Fund (formerly, NVIT Dynamic U.S. Growth Fund)	Class I Class II Class Y Class P	0.65 0.90 0.50 0.75	% % % %	None
NVIT Mellon Dynamic U.S. Equity Income Fund (formerly, American Century NVIT Multi Cap Value Fund)	Class I Class II Class Y	0.92 1.09 0.67	% % %	None
NVIT Columbia Overseas Value Fund (formerly, Templeton NVIT International Value Fund)	Class I Class II Class Y	0.87 0.87 0.87	% % %	See (2) Below
NVIT Investor Destinations Capital Appreciation Fund	Class II Class P	0.28 0.28	% %	See (2) Below
NVIT Investor Destinations Balanced Fund	Class II Class P	0.28 0.28	% %	See (2) Below
Amundi NVIT Multi Sector Bond Fund	Class I	0.78%		See (2) Below
NVIT Multi-Manager Small Cap Growth Fund	Class I Class II	0.94 0.94	% %	See (2) Below
NVIT DFA Moderate Fund	Class II Class P	0.24 0.24	% %	See (2) Below
NVIT DFA Capital Appreciation Fund	Class II Class P	0.24 0.24	% %	See (2) Below

Name of Fund		Expense Limitation for Fund		Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT Blueprint Managed Growth Fund (formerly, NVIT Cardinal Managed Growth Fund)	Class I Class II	0.07 0.07	% %	See (2) Below
NVIT Blueprint Managed Growth & Income Fund (formerly, NVIT Cardinal Managed Growth & Income Fund)	Class I Class II	0.10 0.10	% %	See (2) Below
NVIT Investor Destinations Managed Growth Fund	Class I Class II	0.16 0.16	% %	See (2) Below
NVIT Investor Destinations Managed Growth & Income Fund	Class I Class II	0.15 0.15	% %	See (2) Below
NVIT Managed American Funds Asset Allocation Fund	Class II	0.23%		See (2) Below
NVIT Managed American Funds Growth-Income Fund	Class II	0.22%		See (2) Below
BlackRock NVIT Equity Dividend Fund	Class I Class II Class IV Class Y	0.65 0.65 0.65 0.65	% % % %	See (2) Below
DoubleLine NVIT Total Return Tactical Fund	Class I Class II Class Y	0.58 0.58 0.58	% % %	See (2) Below
NVIT iShares® Fixed Income ETF Fund	Class II Class Y	0.17 0.17	% %	See (2) Below
NVIT iShares® Global Equity ETF Fund	Class II Class Y	0.17 0.17	% %	See (2) Below
NVIT J.P. Morgan MozaicSM Multi-Asset Fund	Class II Class Y	0.43 0.43	% %	See (2) Below
NVIT J.P. Morgan Disciplined Equity Fund	Class II Class Y	0.44 0.44	% %	See (2) Below
NVIT Multi-Manager Small Cap Value Fund	Class I Class II Class IV	0.91 0.91 0.91	% % %	See (2) Below

Name of Fund		Expense Limitation for Fund		Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT Multi-Manager International Value Fund	Class I Class II Class IV	0.75 0.75 0.75	% % %	See (2) Below

(1)

Interest, taxes, brokerage commissions, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, and other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary[1] expenses not incurred in the ordinary course of the Fund’s business.

(2)

Interest, taxes, brokerage commissions and other costs incurred in connection with the purchase and sale of portfolio securities, acquired fund fees and expenses, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles, expenses incurred by the Fund in connection with any merger or reorganization and other non-routine expenses not incurred in the ordinary course of the Fund’s business.

[1]	non-routine
*	As approved by the Board of Trustees at its meeting held on March 10-11, 2020.
†	Effective through April 30, 2021.

IN WITNESS WHEREOF, the parties have caused this Amended Exhibit A to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Michael S. Spangler
Name:	Michael S. Spangler
Title:	President

NATIONWIDE FUND ADVISORS

By:	/s/ Michael S. Spangler
Name:	Michael S. Spangler
Title:	President